As filed with the Securities and Exchange Commission on February 22, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Terremark Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0873124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2601 South Bayshore Drive Miami, Florida 33133 (305) 856-3200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Jose A. Segrera
Chief Financial Officer
2601 South Bayshore Drive
Miami, Florida 33133
(305) 856-3200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

For the Co-Registrants, Please see “Co-Registrant
Information” on the following page.*

Copies of Communications To:

Barbara J. Oikle, Esq.
Jaret L. Davis, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500
(Facsimile) (305) 579-0717

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered(1)	Registered(2)(3)	Unit	Price(4)	Registration Fee(3)
Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Debt Securities, Securities Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units	$100,000,000	N/A(5)	$100,000,000	$3,070.00
Guarantees(6)	$100,000,000(7)	N/A(5)(8)	(8)	(9)

(1)	This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase common stock, preferred stock, debt securities, guarantees, securities warrants and depositary shares. Such contracts would be issued with the common stock, preferred stock, depositary shares, debt securities, guarantees, securities warrants or depositary shares issued hereby. In addition, offered securities registered hereunder may be sold separately, together or as units with other offered securities registered hereunder. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Preferred Stock or Debt Securities. If any such securities are issued at an original issue discount, then the aggregate initial offering price as discounted shall not exceed $100,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.

(2)	Such indeterminate number and principal amount of common stock, preferred stock, debt securities, guarantees, securities warrants, depositary shares, stock purchase contracts and stock purchase units as may from time to time be issued at indeterminate prices.

(3)	Such amount represents the amount computed pursuant to Rule 457(o) under the Securities Act for any common stock, stock purchase contracts and stock purchase units, the liquidation preference of any preferred stock or depositary shares, the principal amount of any debt securities, the guarantees, the issue price of any securities warrants and the exercise price of any securities issuable upon exercise of securities warrants.

(4)	Estimated solely for the purposes of computing the registration fee. Exclusive of accrued interest, dividends or distributions, if any.

(5)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(6)	Represents guarantees, if any, of the debt securities by the Co-Registrants or one or more of the future subsidiaries of the Registrant.

(7)	The amount of guarantees registered pursuant hereto is sufficient to guarantee the Registrant’s debt securities registered pursuant hereto.

(8)	The value attributable to the guarantees, if any, is reflected in the market price of the Registrant’s debt securities.

(9)	Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees attributable to the Registrant’s debt securities registered pursuant hereto shall be payable.

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this Registration Statement.

The Registrant and Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*The Co-Registrants named on the following page are the direct and indirect domestic subsidiaries of Terremark Worldwide, Inc. and may be the guarantors of the debt securities to be registered hereby.

CO-REGISTRANT INFORMATION

	(Primary Standard	(State or Other
	Industrial	Jurisdiction of
(Exact Name of Co-Registrants	Classification	Incorporation or	(I.R.S. Employer
as Specified in its Charter)	Number)	Organization)	Identification No.)

NAP of the Americas, West Inc.	4813	Florida	65-1018178
Park West Telecommunications Investors, Inc.	4813	Florida	65-1008363
TECOTA Services Corp.	4813	Delaware	52-2220127
Terremark Trademark Holdings, Inc.	4813	Nevada	65-1018152
TerreNAP Data Centers, Inc.	4813	Florida	65-1008925
TerreNAP Services, Inc.	4813	Florida	65-0909777
Optical Communications, Inc.	4813	Florida	20-1986638
Technology Center of the Americas, LLC	4813	Delaware	65-1086617
NAP of the Americas, Inc.	4813	Florida	65-1018178
Terremark Latin America, Inc.	4813	Florida	65-1040251
Terremark Europe, Inc.	4813	Florida	20-2499394
Terremark Financial Services, Inc.	4813	Florida	65-0738864
Terremark Fortune House #1, Inc.	4813	Florida	65-0532523
Terremark Management Services, Inc.	4813	Florida	59-2298159
Terremark Realty, Inc.	4813	Florida	59-2298153
Terremark Technology Contractors, Inc.	4813	Florida	59-2223070
Spectrum Telecommunications Corp.	4813	Delaware	65-0811309
Terremark Federal Group Inc.	4813	Delaware	20-3169768

The address, including zip code of each Co-Registrant’s principal executive offices is 2601 South Bayshore Drive, Miami, Florida 33133. The telephone number, including area code, of each of the Co-Registrants is (305) 856-3200.

The address, including zip code of the agent for service for each of the Co-Registrants is Jose A. Segrera, Chief Financial Officer, 2601 South Bayshore Drive, Miami, Florida 33133. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (305) 856-3200.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2007

PROSPECTUS

Terremark Worldwide, Inc.

$100,000,000
Common Stock, Preferred Stock, Depositary Shares,
Debt Securities, Guarantees, Securities Warrants,
Stock Purchase Contracts and Stock Purchase Units

We are Terremark Worldwide, Inc., a corporation incorporated under the laws of the State of Delaware. This prospectus relates to the public offer and sale of common stock, preferred stock, debt securities, securities warrants, depositary shares, stock purchase contracts and stock purchase units which we and the subsidiary guarantors named below may offer from time to time in one or more series, with an aggregate public offering price of up to $100,000,000. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus.

Each time we sell securities under this prospectus, we will provide the specific terms of the applicable securities in a supplement to this prospectus which will include, where applicable:

•	in the case of common stock, the number of shares of common stock and any initial offering price;

•	in the case of preferred stock, the number of shares of preferred stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price;

•	in the case of depositary shares, the fractional shares of our capital stock represented by each depositary share;

•	in the case of debt securities, the specific title, aggregate principal amount, currency of denomination and payment, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at our option or repayment at the option of the holder of the debt securities, terms for sinking fund payments, terms for conversion into common, preferred stock or other securities, any initial offering price and any guarantees for those debt securities;

•	in the case of securities warrants to purchase common or preferred stock or debt securities, the duration, offering price, exercise price, detachability and other material terms; and

•	in the case of stock purchase contracts and stock purchase units, the specific number of shares of our common stock or preferred stock (or a range of numbers of shares pursuant to a predetermined formula) to be purchased or sold under the terms of such contracts, the price per share or the specific formula to be referenced to determine such price and other applicable terms.

The supplement to this prospectus will also contain information, where appropriate, about the risk factors and U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities being offered pursuant to that supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

We may offer the securities from time to time through public or private transactions, directly or through underwriters, agents or dealers and in the case of our common stock, on or off the American Stock Exchange, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The supplements to this prospectus will designate the terms of our plan of distribution.

See “RISK FACTORS” on page 7 for information you should consider before buying these securities.

Our common stock is listed on the American Stock Exchange under the symbol “TWW.”

Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is          , 2007.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $100,000,000 of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 42.

You should rely only on the information contained or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995, or the Reform Act, provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and in our reports to stockholders. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that are intended to come within the safe harbor protection provided by those sections. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act.

The forward-looking statements are and will be based upon our management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We assume no obligation to update or revise any forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, whether as a result of new information, future events, or otherwise.

By their nature, all forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several important factors including, without limitation, a history of losses, competitive factors, uncertainties inherent in government contracting, concentration of business with a small number of clients, the ability to service debt, substantial leverage, material weaknesses in our internal controls and our disclosure controls, energy costs, the interest rate environment, one-time events and other factors more fully described in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” and “Item 1A — Risk Factors” in our annual report on Form 10-K for our fiscal year ended March 31, 2006 and under “Item 1A — Risk Factors” in our quarterly report on Form 10-Q for our fiscal quarters ended June 30, 2006, September 30, 2006 and December 31, 2006.

The foregoing list is not exhaustive. There can be no assurance that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely impact us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, you are cautioned not to place undue reliance on our forward-looking statements.

Our Company

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 42 of this prospectus for information about us and our financial statements.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “Terremark” refer to the business of Terremark Worldwide, Inc. and its consolidated subsidiaries.

Our Business

We operate Internet exchange points from which we provide colocation, interconnection and managed services to government and commercial sectors. We deliver our portfolio of services from seven locations in the U.S., Europe and Latin America. Our flagship facility, the NAP of the Americas, located in Miami, Florida, is the model for our carrier-neutral Internet exchanges and is designed and built to disaster-resistant standards with maximum security to house mission-critical infrastructure. Our secure presence in Miami, a key gateway to North American, Latin American and European telecommunications networks, has enabled us to establish customer relationships with several U.S. federal government agencies, including the Department of State and the Department of Defense. We have been awarded sole-source contracts, for which only one source of the required services is believed to be available, with the U.S. federal government, which we believe will allow us to both further penetrate the government sector and continue to attract federal information technology providers. As a result of our fixed cost operating model, we believe that incremental customers and revenues will result in improved operating margins and increased profitability.

We generate revenue by providing high quality Internet infrastructure on a platform designed to reduce network connectivity costs. We provide our customers with the following:

•	space to house equipment and network facilities in immediate proximity to Internet and communications networks;

•	the platform to exchange telecommunications and Internet traffic and access to network-based services; and

•	related professional and managed services such as our network operations center, outsourced storage, dedicated hosting and remote monitoring.

We differentiate ourselves from our competitors through the security and strategic location of our facilities and our carrier-neutral model, which provides access to a critical mass of Internet and telecommunications connectivity.

The immediate proximity of our facilities to major fiber routes with access to North America, Latin America and Europe has attracted numerous telecommunications carriers, such as AT&T, Global Crossing, Latin America Nautilus (a business unit of Telecom Italia), Level 3 Communications, Sprint Communications and T-Systems (a business unit of Deutsche Telecom), to colocate their equipment with us in order to better service their customers. This network density, which allows our customers to reduce their connectivity costs, combined with the security of our facilities, has attracted government sector customers, including Blackbird Technologies, the City of Coral Gables, Florida, Miami-Dade County, Florida, SRA International and the United States Southern Command. Additionally, we have had success in attracting content providers and enterprises such as Citrix, CBS Digital Media, Google, IDT, Internap, Miniclip, NTT/Verio, VeriSign, Bacardi USA, Corporación Andina de Fomento, Florida International University, Intrado, Jackson Memorial Hospital of Miami and Steiner Leisure.

Our principal executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133. Our telephone number is (305) 856-3200.

Our Strategy

Key components of our strategy include the following:

Deepen our relationships with existing customers.  As of December 31, 2006, we had approximately 600 customers worldwide, including key contracts with agencies of the U.S. federal government and major enterprises. Due to the difficulties inherent in obtaining the qualifications and certifications required to conduct business with the U.S. federal government, we believe there are significant barriers to entry for competition which, coupled with our proven ability to secure government business through publicly awarded and sole-sourced contracts, increases the likelihood that we will be awarded additional contracts in the future. We also seek to enhance our relationships with our existing enterprise customers by licensing additional colocation space, interconnections and related professional and managed services both directly and indirectly through partnerships and joint-ventures.

Penetrate new sectors.  Since 2000, we have built a strong customer base in the government, telecommunications carrier and information technology service provider sectors. In order to continue growing our revenues, we are targeting additional customer sectors, such as financial services, healthcare, technology and media and communications to which we can provide colocation, connectivity and exchange services as well as professional and managed services. We believe that our opportunity to penetrate these sectors is particularly strong due to specified information technology related requirements of new laws such as the Health Insurance Portability and Accountability Act, the USA Patriot Act and the Sarbanes-Oxley Act of 2002.

Establish insertion points for network-based services.  The combination of our core infrastructure, comprised of state-of-the-art facilities with substantial fiber connectivity, our technology and our customer base provides us with the ability to directly connect multiple network service providers to our platform giving them access to a wide array of managed services. We define these combinations as Services Insertion Point locations. Our Services Insertion Point locations allow network service providers to reduce the capital and operational costs for the delivery of their services while maintaining a high degree of quality and availability. They also provide technology manufacturers and service providers with the ability to deploy their technology in a centralized fashion, reducing the capital and operational costs of reaching multiple network service providers, enterprises and end consumers. The ability to access multiple carriers in a single location, or “zero mile connectivity,” available via our Exchange Point Services Platform, allows all our customers to be pre-connected to one another and insert and deliver services in a real time and cost effective manner.

Maintain and establish a presence in strategic locations.  In addition to our NAP of the Americas facility in Miami, Florida, we operate regional internet exchanges in Madrid, Spain; Santa Clara, California; Herndon, Virginia and Sao Paulo, Brazil. In comparison to our facility in Miami, which represents 88% of our global footprint, our regional locations are smaller in size. These regional internet exchanges are centrally managed from our Miami facility and require less capital to establish and manage than our primary facility. Our regional NAPs enable us to offer enhanced services to existing customers by making colocation space, exchange point services and managed services available in more immediate proximity to their locations around the world. In response to the needs of our customers, we may establish and maintain Internet-exchange points in additional locations deemed to be strategic.

Recent Events

On January 5, 2007, we secured financing of $27.25 million from Credit Suisse, International and its affiliates to partially fund our previously announced expansion plans. This financing is described below, and was obtained in anticipation of securing two properties, one in Silicon Valley and one in the Washington D.C.

area. In addition, we anticipated using a portion of the proceeds to build-out the remaining 10,000 square feet at our current Silicon Valley facility.

To obtain this financing on January 5, 2007, we entered into a Purchase Agreement with Credit Suisse, Cayman Islands Branch and Credit Suisse, International for the sale of (i) $10 million aggregate principal amount of our Senior Subordinated Secured Notes due June 30, 2009, or the Series A Notes, to Credit Suisse, Cayman Islands Branch, and (ii) $4 million in aggregate principal amount of our 0.5% Senior Subordinated Convertible Notes due June 30, 2009, or the Series B Notes, to Credit Suisse, International issued pursuant to an Indenture between us and The Bank of New York Trust Company, N.A., as trustee. We are subject to certain covenants and restrictions specified in the Purchase Agreement, including covenants that restrict our ability to pay dividends, make certain distributions or investments and incur certain indebtedness.

The Series A Notes bear interest at the Eurodollar Rate, as calculated under terms of the Series A Note, plus 8.00% (increasing on January 1, 2009 to the Eurodollar Rate plus 9.00% through the maturity date). All interest under the Series A Notes is “payable in kind” and will be added to the principal amount of the Series A Notes quarterly beginning March 30, 2007. The Series A Notes are secured by substantially all of our assets, other than the NAP of the Americas building, pursuant to the terms of a Security Agreement dated January 5, 2007. Our obligations under the Series A Notes are guaranteed by substantially all of our subsidiaries.

The Series B Notes bear interest at 0.5% per annum for the first 24 months increasing thereafter to 1.50% until maturity. All interest under the Series B Notes is “payable in kind” and will be added to the principal amount of the Series B Notes semi-annually beginning July 1, 2007. The Series B Notes are convertible into shares of our common stock, $0.001 par value per share, at the option of the holders, at $8.14 per share, subject to certain adjustments set forth in the Indenture, including customary anti-dilution provisions.

The Series A and B Notes have a change in control provision that provides to the holders the right to require us to repurchase their notes in cash at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

In addition, we may, at our option, redeem the Series A Notes, in whole or in part at any time prior to the stated maturity, for the then outstanding balance of such notes. We may redeem, at our option, all of the Series B Notes on any interest payment date after June 5, 2007 at a redemption price equal to (i) certain amounts set forth in the Indenture ranging from 108.8% to 113.0% of the principal amount outstanding depending on the date of redemption, plus (ii) the amount (if any) by which the fair market value on such date of the common stock into which the Series B Notes are then convertible exceeds the principal amount of the Series B Notes on such date, plus (iii) accrued, but unpaid interest if redeemed during certain monthly periods following the closing date.

We paid an arrangement fee to Credit Suisse, International as consideration for its services in connection with the Series B Notes, in the amount of 145,985 shares of Common Stock, or the Fee Shares, which shares had a value of approximately $1,000,000 based on the then quoted market price of our common stock. We also granted Credit Suisse, International certain registration rights pursuant to a Registration Rights Agreement dated January 5, 2007 in connection with the common stock underlying the Series B Notes and the Fee Shares, including the right to have such shares of common stock registered with the Securities and Exchange Commission. In the event we fail to cause a registration statement covering these shares to be declared effective by July 4, 2007, or if the registration statement ceases to be effective at any time thereafter (subject to customary grace periods equal to 90 days in any 12 month period), we may incur liquidated damages in an amount equal to 0.5% of the total $4,000,000 proceeds received for each 30 days such effectiveness failure remains (pro rated for periods that are less than 30 days in duration).

Also, on January 5, 2007, we entered into a capital lease facility commitment letter, or the Lease Financing Commitment, with Credit Suisse for lease financing in the amount of up to $13,250,000 for certain specified properties. In connection with the Lease Financing Commitment, we commenced accruing a commitment fee of 550 basis points based on the available but unused portion under the Lease Financing Commitment beginning on January 1, 2007.

On February 15, 2007, we completed part of this lease financing by causing a single-purpose entity formed and wholly-owned by us to enter into a Participation Agreement with a single-purpose entity designated and structured by Credit Suisse under the terms of which Credit Suisse’s entity acquired for approximately $4,400,000 30 acres of real property in Culpeper County, Virginia and leased this property to our entity under the terms of a triple net lease under which we agreed to bear all rights, obligations, and expenses related to the property. This lease expires on June 30, 2009. The lessee is required under the lease to pay rent to the lessor in an amount equal to the purchase price of the property multiplied by three-month LIBOR plus 550 basis points per annum, which rate increases by an additional 100 basis points on January 1, 2009. In lieu of cash payments, at the lessee’s option, it may satisfy these rent obligations each quarter on a “payment in kind” basis by adding the rent accrued for such quarter to the original purchase price of the property with corresponding increases in future rent payment obligations. We have guaranteed all of the lessee’s payment and performance obligations under the lease.

Upon expiration (or early termination for any reason) of the term of the lease, the lessee is required to purchase the property from the lessor or reimburse it to the extent the lessor sells the property to a third party for less than the original purchase price plus accrued and added interest. The lessee may also elect to purchase the property at any time during the term of the lease. If the lessee elects to exercise this early buy-out option, we would be required to offer to repurchase the Series A Notes at an offer price in cash equal to 100% of the principal amount of thereof plus accrued and unpaid interest. We anticipate that this lease financing structure will allow us to build a new state-of-the-art data center campus fulfilling our objective to expand into the Washington D.C. area.

In connection with and consideration for the consent of the holders of our existing Senior Secured Notes due 2009 to our issuance of the Series A Notes, Series B Notes and the lease financing, on January 5, 2007, we entered into an Amendment, Consent and Waiver that provides for certain amendments, consents and waivers to the terms of the Purchase Agreement, dated December 31, 2004 specifically the terms relating to the Senior Secured Notes. This amendment provides for: (i) a reduction in the call premium from 7.5% to 5.0% immediately instead of on June 30, 2007 and (ii) an immediate 1.0% increase in the accrued interest rate followed by an additional 0.25% quarterly interest rate increase for each quarter during the four quarters beginning July 1, 2007; provided however, that in the event the Senior Secured Notes are redeemed prior to the first anniversary of this amendment, a minimum of $300,000 in additional interest will be required to be paid on the Senior Secured Notes in connection with any such early redemption.

We are currently evaluating all of the aforementioned financial instruments to determine the appropriate accounting treatment.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

						Nine Months
						Ended
	Year Ended March 31,					December 31,
	2006	2005	2004	2003	2002	2006

Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—

Deficiency of earnings available to cover fixed charges	$(37,149,174)	$(9,859,352)	$(22,490,577)	$(41,227,305)	$(58,263,859)	$(10,555,400)

Deficiency of earnings available to cover fixed charges and preference dividends	$(37,906,051)	$(10,804,590)	$(23,678,809)	$(41,417,293)	$(58,450,600)	$(11,055,395)

The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends have been computed on a consolidated basis. Earnings consists of losses from continuing operations before income taxes, fixed charges, amortization of capitalized interest, and minority interest minus interest capitalized. Preferred stock dividends consists of income from continuing operations before income taxes that is required to pay dividends on outstanding preference securities. Fixed charges consists of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and an estimate of the interest within rental expense.

RISK FACTORS

You should carefully consider the “Risk Factors” contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in the supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, common stock, debt securities, preferred stock, warrants to purchase common stock, debt securities or preferred stock, depositary shares, stock purchase contracts and/or stock purchase units, all in a dollar amount that does not exceed, in the aggregate, $100,000,000. This prospectus contains only a summary of the securities we may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to us from the sale of these securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law, which we refer to as “Delaware law,” our amended and restated certificate of incorporation, our bylaws, the rights of the holders of our preferred stock, if any, as well as some of the terms of our senior indebtedness and senior subordinated indebtedness, if any.

As of January 31, 2007 under our amended and restated certificate of incorporation, we had the authority to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 44,804,147 shares of our common stock were outstanding. Approximately 13,197,850 shares of our common stock have been reserved for issuance pursuant to our senior subordinated convertible notes, other notes, options and warrants to purchase our common stock.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the Delaware

General Corporation Law and the actual terms and provisions contained in our amended and restated certificate of incorporation and bylaws, each as amended from time to time.

Preemptive Rights

The holders of our common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights

Each outstanding share of our common stock is entitled to one vote per share of record on all matters to be voted upon by stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our amended and restated certificate of incorporation or bylaws. Directors will be elected by a plurality of the votes of the shares present at a meeting. There is no cumulative voting with respect to the election of directors or any other matter.

Dividends

Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Delaware law to pay dividends. In accordance with the $49.0 million first mortgage loan from Citigroup Global Markets Realty Corp., and the terms of the senior secured notes with Falcon Mezzanine Partners, LP and its co-investment partners, Stichting Pensioenfonds Voor De Gezondheid, Geestelijke En Maatschappelijke Belangen and Stichting Pensioenfonds ABP, two funds affiliated with AlpInvest Partners, or collectively the Falcon investors, we may not pay cash or stock dividends without the written consent of Citigroup or the Falcon investors. In addition, in accordance with the terms of the purchase agreement under which we sold the senior subordinated secured notes and the senior subordinated convertible notes to Credit Suisse, Cayman Islands Branch and Credit Suisse, International, our ability to pay dividends is similarly restricted. The terms of our Series I Convertible Preferred Stock provide that, in the event we pay any dividends on our common stock, an additional dividend must be paid with respect to all of our outstanding Series I Convertible Preferred Stock in an amount equal to the aggregate amount of dividends that would be owed for all shares of commons stock into which the shares of Series I Convertible Preferred Stock could be converted at such time.

Liquidation Rights

In the event of the liquidation of our Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Warrants and Options

From time to time, we have issued and expect to continue to issue warrants and options to various lenders, investors, advisors, consultants, employees and officers of the Company. As of January 31, 2007, including the warrant issuances described below, a total of 5,083,717 shares of our common stock were issuable upon conversion or exercise, as the case may be, of outstanding warrants and options. Our significant warrant issuances are described below.

In connection with the private placement of Series I Convertible Preferred Stock described below, we issued warrants to the purchasers of the Series I Convertible Preferred Stock, which warrants entitled these holders to purchase, in the aggregate, 280,000 shares of our common shares at an exercise price equal to $9.00 per share.

In connection with the private placement of $86.25 million in aggregate principal amount of our Senior Convertible Notes to qualified institutional buyers as described below under “Senior Convertible Notes and Senior Subordinated Convertible Notes”, we issued to the placement agent facilitating such private placement warrants to purchase 181,579 shares of the Company’s common stock at $9.50 per share.

In connection with the financing of our purchase of the equity interests of Technology Center of the Americas, LLC on December 31, 2004, we issued 306,044 shares to Falcon Investment Advisors, LLC and its co-investment partner AlpInvest Partners, or the Falcon investors, and issued warrants to purchase an aggregate of 2,000,000 shares of common stock to Citigroup Global Markets Realty Corp., or Citigroup, and the Falcon investors. The shares issued to the Falcon investors as well as the shares underlying the warrants issued to Citigroup and the Falcon investors were registered. In addition, the warrants issued to Citigroup and the Falcon investors were registered to permit public secondary trading of the warrants.

The Citigroup warrants and the Falcon warrants, when exercised, will entitle the holder to receive 500,000 and 1,500,000, respectively, fully paid and nonassessable shares of our common stock. The Citigroup warrants are divided into four equal tranches and are exercisable at $6.80, $7.40, $8.10 and $8.70 per share, respectively, and the Falcon warrants are also divided into four equal tranches and are exercisable at $6.90, $7.50, $8.20 and $8.80, respectively. The exercise price and the number of shares issuable upon exercise of these warrants are both subject to adjustment in specified cases referred to below. The holders of the Citigroup warrants and the Falcon warrants would be entitled to purchase shares of our common stock representing approximately 1.1% and 3.2%, respectively, of our outstanding common stock on December 31, 2006. The warrants are currently exercisable. Unless exercised, the Citigroup warrants will automatically expire at 5:00 p.m. Eastern time on December 31, 2011; and, unless exercised, the Falcon warrants will automatically expire at 5:00 p.m. Eastern time on December 30, 2011.

Senior Convertible Notes and Senior Subordinated Convertible Notes

On June 14, 2004, we privately placed $86.25 million in aggregate principal amount of the Senior Convertible Notes to qualified institutional buyers. The Senior Convertible Notes bear interest at a rate of 9% per annum, payable semiannually, on each December 15 and June 15, and are convertible at the option of the holders, into shares of the Company’s common stock at a conversion price of $12.50 per share. As of January 31, 2007, the Senior Convertible Notes were convertible into 6,900,000 shares of our common stock.

The Senior Convertible Notes contain an early conversion incentive for holders to convert their notes into shares of common stock before June 15, 2007. If exercised, the holders will receive the number of common shares to which they are entitled and an early conversion incentive payment in cash or common stock, at the Company’s option, equal to one-half the aggregate amount of interest payable through June 15, 2007.

On January 5, 2007, we entered into a Purchase Agreement with, among other purchasers, Credit Suisse, International for the sale of, among other securities, $4 million in aggregate principal amount of our 0.5% Senior Subordinated Convertible Notes due June 30, 2009, or the Series B Notes. The Series B Notes were issued pursuant to an Indenture between us and The Bank of New York Trust Company, N.A., as trustee. We are subject to certain covenants and restrictions specified in the Purchase Agreement, including covenants that restrict our ability to pay dividends, make certain distributions or investments and incur certain indebtedness.

The Series B Notes bear interest at 0.5% per annum for the first 24 months increasing thereafter to 1.50% until maturity. All interest under the Series B Notes is “payable in kind” and will be added to the principal amount of the Series B Notes semi-annually beginning July 1, 2007. The Series B Notes are convertible into shares of our common stock, $0.001 par value per share at the option of the holders, at $8.14 per share subject to certain adjustments set forth in the Indenture, including customary anti-dilution provisions. As of January 31, 2007, the Senior Convertible Notes were convertible into 491,401 shares of our common stock.

Series I Convertible Preferred Stock

Between January and March 2004, we issued 400 shares of Series I Convertible Preferred Stock for net proceeds of $10,000,000. The Series I Convertible Preferred Stock is convertible into shares of our common stock at $7.50 per share, or 3,333 shares of our common stock. As of January 31, 2007, 323 shares of the Series I Convertible Preferred Stock were issued and outstanding, which shares were convertible into 1,076,559 shares of our common stock. In January 2007, the Series I Convertible Preferred Stock dividend rate increased from 8% to 10% and will accrue dividends at this 10% rate until January 2009 when it increases to 12%. Dividends are payable, at our discretion, in shares of our common stock or cash. We have the right to redeem the Series I Convertible Preferred Stock at $25,000 per share plus accrued dividends at any time.

Anti-Takeover Effects of Provisions of the Charter and Bylaws and of Delaware Law

Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many stockholders may find attractive. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for shares of our common stock.

Certificate of Incorporation and Bylaws

Blank Check Preferred Stock.  Our board of directors, without stockholder approval, has the authority under our amended and restated certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

Election of Directors.  Our amended and restated certificate of incorporation provides that a majority of directors then in office may fill any vacancy occurring on the board of directors, even though less than a quorum may then be in office. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by that removal with its own nominees.

Stockholder Action.  Our amended and restated certificate of incorporation provides that stockholders may only act at meetings of stockholders and not by written consent in lieu of a stockholders’ meeting, unless the action that requires stockholder approval is approved by a majority of our continuing directors.

Stockholder Meetings.  Our bylaws provide that stockholders may not call a special meeting of the stockholders. Rather, only our board of directors, acting pursuant to a resolution of a majority of the directors then in office, will be able to call special meetings of stockholders. Our bylaws also provide that stockholders may only conduct business at special meetings of stockholders that was specified in the notice of the meeting. These provisions may discourage another person or entity from making a tender offer, even if it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting relating to the business specified in the notice of meeting and not by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder must deliver or mail the notice and we must receive the notice at our principal executive offices not less than 5 days prior to the date our directors determine for proposals to be received. The bylaws also include a similar requirement for making director nominations and specify requirements as to the form and content of the stockholder’s notice. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

Super-Majority Voting.  Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. We have provisions in our amended and restated certificate of incorporation which require a vote of at least 66 2/3% of the stockholders entitled to vote in the election of directors to amend, alter, change or repeal certain provisions of our amended and restated certificate of incorporation.

Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, some business combinations between a Delaware corporation whose stock generally is publicly-traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that the stockholder became an interested stockholder, unless:

•	the corporation has elected in its restated certificate of incorporation not to be governed by Section 203;

•	the board of directors of the corporation approved the transaction which resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the board of directors approves the business combination and holders of two-thirds of the voting stock which the interested stockholder did not own authorize the business combination at a meeting.

We have not made an election in our amended and restated certificate of incorporation to opt out of Section 203. In addition to the above exceptions to Section 203, the three-year prohibition does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. For the purposes of Section 203, a business combination generally includes mergers or consolidations, transactions involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. Also, an interested stockholder generally includes a stockholder who becomes beneficial owner of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification for that liability. We have obtained liability insurance for our officers and directors in the amount of $25 million. At the present time, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

Listing

We list our common stock on the American Stock Exchange under the symbol “TWW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 11219.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under the indenture. This summary is not complete and may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indenture so that you can easily locate the related provisions in the indenture for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indenture or to defined terms in the indenture, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we offer under this prospectus will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, from time to time and in one or more series, as our board of directors may establish by resolution, or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities that we have previously issued (Section 301).

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock, or any of our other securities or property;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities, at our option, if we have an option;

•	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued (Section 101);

•	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “— Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than their entire principal amount to be payable if we accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by a resolution of our board of directors or in any supplement to the indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture or applicable supplement, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indenture does not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but these provisions may appear in the applicable prospectus supplement. However, there are provisions of our charter and bylaws which may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global securities.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver a certificate, signed by one of our officers, as applicable, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Existence.  Except as permitted under the section entitled “— Merger, Consolidation or Sale” above, we will do or cause to be done all things necessary to preserve and keep our and our subsidiaries’ legal existence, rights and franchises in full force and effect. We will not, however, be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

Maintenance of Properties.  We will cause all of our material properties used or useful in the conduct of our respective businesses, or the businesses of any of our respective subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements of those properties, as we in our judgment believe are necessary to properly and advantageously carry on the business related to those properties at all times. We will not, however, be prevented from selling or otherwise disposing of our respective properties, or the properties of our respective subsidiaries, in the ordinary course of business (Section 1006).

Insurance.  We and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

Payment of Taxes and Other Claims

We will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

•	all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries, or upon the income, profits or property of us or of any of our subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our respective subsidiaries.

We will not, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1009).

Waiver of Certain Covenants.  We may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our respective obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect (Section 1012).

Additional Covenants.

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indenture:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•	we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the applicable indenture or except as otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

•	we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $10,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the indenture;

•	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•	we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indenture (Section 502).

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

The indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act, for 60 days, after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

Modification of the Indenture

The holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of each holder of the outstanding debt securities affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1012). We and the trustee and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Any modification or amendment of the indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indenture, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402):

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under sections of the indenture described under “— Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made;

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

•	any currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Sections 1005 to 1009); or

•	the event of default described in the sixth bullet under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indenture are governed by and shall be construed in accordance with the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to the certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and the actual terms and provisions contained in our amended and restated certificate of incorporation and bylaws, each as amended from time to time.

As of January 31, 2007 under our amended and restated certificate of incorporation, we had the authority to issue 10,000,000 shares of preferred stock, par value $0.001 per share, which are issuable in series on terms to be determined by our board of directors, of which 600 shares are designated as series I convertible preferred stock. Accordingly, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with the dividend, liquidation, conversion, voting and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement. As of January 31, 2007, 323 shares of our series I convertible preferred stock were outstanding. Each share of series I convertible preferred stock may be converted into 3,333 shares of our common stock.

The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and the actual terms and provisions contained in our amended and restated certificate of incorporation and bylaws, each as amended from time to time.

Terms

Unless provided in a supplement to this prospectus, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement.

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights;

•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses;

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable supplement to this prospectus.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants from time to time in one or more series for the purchase of our common stock, debt securities or preferred stock or any combination of those securities. Securities warrants may be issued independently or together with any shares of common stock, debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from these shares of common stock, debt securities or shares of preferred stock. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The specific terms of a series of securities warrants will be described in the applicable prospectus supplement relating to that series of securities warrants along with any general provisions applicable to that series of warrants.

The following description of the warrants, and any description of the securities warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement with the SEC at or prior to the time of the sale of the securities warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our securities warrants that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information” on page 41.

Terms

If securities warrants are offered by us, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock purchasable upon exercise of the securities warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related common stock, debt securities or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the securities warrants shall commence and the date on which this right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of shares of common stock, the debt securities or shares of preferred stock purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

Each securities warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of common stock or preferred stock at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those securities warrant. Securities warrants may be exercised at the times set forth in the prospectus supplement relating to such securities warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing the securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of the payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depositary, which will then issue and deliver the depositary receipts to the purchasers.

Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting

Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares

Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.

However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depositary.

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common or preferred stock and the number of shares of common or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities;

•	our preferred stock; or

•	debt obligations of third parties, including U.S. Treasury securities.

These securities or third party debt obligations would secure the holders’ obligations to purchase the common or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances we may deliver newly issued, prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily be complete and reference will be made to the stock purchase contracts, any collateral and depositary arrangements relating to the stock purchase contracts or stock purchase units; and, if applicable the prepaid securities. Material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange or such other stock exchange that our securities are trading upon.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered hereunder is being passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Marvin S. Rosen, of counsel to Greenberg Traurig, is one of our directors. As of January 31, 2007, Mr. Rosen beneficially owned 141,134 shares of common stock, 45,000 of which are in the form of shares underlying options.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida 33131. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Terremark Worldwide, Inc. as of and for the year ended March 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2006, contains an explanatory paragraph which states that in August 2005, Terremark Worldwide, Inc. acquired Dedigate, N.V., and management excluded from its assessment of the effectiveness of Terremark Worldwide, Inc.’s internal control over financial reporting as of March 31, 2006, Dedigate, N.V.’s internal control over financial reporting associated with total assets of $11,232,360 and total revenues of $6,491,132 included in the consolidated financial statements of Terremark Worldwide, Inc. and subsidiaries as of and for the year ended March 31, 2006. Our audit report of internal control over financial reporting of Terremark Worldwide, Inc. also excluded evaluation of the internal control over financial reporting of Dedigate, N.V.

The financial statements of Terremark Worldwide, Inc. as of March 31, 2005, and for each of the years in the two-year period ended March 31, 2005, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov. Copies of documents filed by us with the Securities and Exchange Commission are also available at the offices of The American Stock Exchange, which is located at 87 Trinity Place, New York, New York 10006. In addition, our Internet website, http://www.terremark.com, contains all of the annual, quarterly and special reports, proxy statements and other information we file with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on June 15, 2006;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006, September 30, 2006 and December 31, 2006, and Form 10-Q/A filed with the SEC on August 10, 2006

•	our Current Reports on Form 8-K, dated December 1, 2006, January 5, 2007 and February 15, 2007;

•	our Definitive Proxy Statement on Schedule 14A for our 2006 Annual Stockholders Meeting; and

•	the description of our common stock contained in our Registration Statement on Form S-3 (Registration No. 333-127622) filed with the Securities and Exchange Commission on August 17, 2005 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami, Florida 33133
Attn: Adam T. Smith, Corporate Secretary
(305) 856-3200

Terremark Worldwide, Inc.

$100,000,000

Common Stock
Debt Securities
Preferred Stock
Securities Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

PROSPECTUS

          , 2007

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses (other than underwriting compensation) incurred or expected to be incurred by us in connection with the issuance and distribution of an assumed amount of $100,000,000 of securities being registered pursuant to this Registration Statement. The assumed amount has been used to demonstrate the costs and expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time:

Securities and Exchange Commission Registration Fee	$10,709.00
Legal Fees and Expenses	$70,000.00
Accounting Fees and Expenses	$40,000.00
Printing and Engraving Expenses	$12,500.00
Miscellaneous	$6,800.00

TOTAL	$140,000.00

All amounts except the Securities and Exchange Commission registration fee are estimated.

Item 15.	Indemnification of Directors and Officers.

We have authority under Section 145 of the Delaware General Corporation Law to indemnify our directors and officers to the extent provided for in such statute. Our amended and restated certificate of incorporation provides for indemnification of our officers and directors to the extent permitted under the Delaware General Corporation Law.

Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. Our amended and restated certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law, except against actions by us approved by our board of directors and requires us to advance expenses to such directors and officers to defend any action for which rights of indemnification are provided under our amended and restated certificate of incorporation, and also permits our board of directors to grant such rights to its employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The following exhibits are included as part of this Registration Statement:

Exhibit
Number	Description

1.1	Form of Underwriting Agreement with respect to equity securities.*
1.2	Form of Underwriting Agreement with respect to debt securities.*
3.1	Certificate of Merger of Terremark Holdings, Inc. with and into AmTec, Inc. (previously filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on May 15, 2000).
3.2	Restated Certificate of Incorporation of the Company (previously filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on May 15, 2000).
3.3	Certificate of Amendment to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on December 31, 2004).
3.4	Restated Bylaws of the Company (previously fled as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2002).
3.5	Certificate of Designations of Preferences of Series I Convertible Preferred Stock of the Company (previously filed as an exhibit to the Company’s Registration Statement on Form S-3A filed on March 17, 2004).
3.6	Certificate of Amendment to Certificate of Incorporation of the Company (previously filed as an exhibit to the Company’s current report on form 8-K filed on May 18, 2005).
4.1	Specimen of Common Stock Certificate (incorporated by reference to exhibit 4.6 to Terremark’s current report on Form 8-K filed on May 18, 2005).
4.2	Specimen of Preferred Stock Certificate.*
4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein).*
4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein).*
4.5	Form of Warrant Agreement (Form of Warrant included therein).*
4.6	Form of Stock Purchase Contract.*
4.7	Form of Stock Purchase Unit.*
4.8	Form of Deposit Agreement (Form of Receipt included therein).*
5.1	Opinion of Greenberg Traurig, P.A.*
12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preference Dividends.
23.1	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers, LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature pages hereto).
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as trustee under the Indenture.*

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, and in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of an included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement of prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Terremark Worldwide, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Miami, State of Florida, on the 20th day of February, 2007.

Terremark Worldwide, Inc.

By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer
(Principal Financial and Accounting Officer)

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

CO-REGISTRANTS

NAP of the Americas, West Inc.
Park West Telecommunications Investors, Inc.
TECOTA Services Corp.
Terremark Trademark Holdings, Inc.
TerreNAP Data Centers, Inc.
TerreNAP Services, Inc.
Technology Center of the Americas, LLC
NAP of the Americas, Inc.
Terremark Latin America, Inc.
Terremark Europe, Inc.
Terremark Financial Services, Inc.
Terremark Fortune House #1, Inc.
Terremark Management Services, Inc.
Terremark Realty, Inc.
Terremark Technology Contractors, Inc.
Spectrum Telecommunications Corp.

By:	/s/ Manuel D. Medina
Name: Manuel D. Medina

Title:	President

Optical Communications, Inc.

By:	/s/ Manuel D. Medina
Name: Manuel D. Medina

Title:	Chief Executive Officer

Terremark Federal Group Inc.

By:	/s/ Nelson Fonseca
Name: Nelson Fonseca

Title:	Treasurer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel D. Medina his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manuel D. Medina Manuel D. Medina	Chairman of the Board, President and Chief Executive Officer(Principal Executive Officer)	February 20, 2007

/s/ Guillermo Amore Guillermo Amore	Director	February 20, 2007

/s/ Timothy Elwes Timothy Elwes	Director	February 20, 2007

/s/ Antonio S. Fernandez Antonio S. Fernandez	Director	February 20, 2007

/s/ Hon. Arthur L. Money Hon. Arthur L. Money	Director	February 20, 2007

/s/ Marvin S. Rosen Marvin S. Rosen	Director	February 20, 2007

/s/ Miguel J. Rosenfeld Miguel J. Rosenfeld	Director	February 20, 2007

/s/ Rodolfo A. Ruiz Rodolfo A. Ruiz	Director	February 20, 2007

/s/ Joseph R. Wright, Jr. Joseph R. Wright, Jr.	Director	February 20, 2007

/s/ Jose A. Segrera Jose A. Segrera	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2007

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel D. Medina his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities for the registrants set forth above their signatures on the dates indicated.

NAP of the Americas, West Inc.	Terremark Latin America, Inc.
Park West Telecommunications Investors, Inc.	Terremark Europe, Inc.
TECOTA Services Corp.	Terremark Financial Services, Inc.
Terremark Trademark Holdings, Inc.	Terremark Fortune House #1, Inc.
TerreNAP Data Centers, Inc.	Terremark Management Services, Inc.
TerreNAP Services, Inc.	Terremark Realty, Inc.
Technology Center of the Americas, LLC	Terremark Technology Contractors, Inc.
NAP of the Americas, Inc.	Spectrum Telecommunications Corp.

February 20, 2007	February 20, 2007

/s/ Manuel D. Medina	/s/ Jose A. Segrera

Manuel D. Medina	Jose A. Segrera
Director/Chief Executive Officer (Principal Executive Officer)	Director/Chief Financial Officer (Principal Financial and Accounting Officer)

Optical Communications, Inc.

February 20, 2007	February 20, 2007

/s/ Manuel D. Medina	/s/ Marvin Wheeler	/s/ Joseph R. Wright, Jr.

Manuel D. Medina	Marvin Wheeler	Joseph R. Wright, Jr.
Director/Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	Director/Chief Operating Officer	Director

February 20, 2007	February 20, 2007

/s/ Arthur L. Money	/s/ Adam T. Smith

Arthur L. Money	Adam T. Smith
Director	Director

Terremark Federal Group Inc.

February 20, 2007	February 20, 2007

/s/ Jaime Dos Santos	/s/ Nelson Fonseca	/s/ Manuel D. Medina

Jamie Dos Santos	Nelson Fonseca	Manuel D. Medina
Director/Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer & Treasurer (Principal Financial And Accounting Officer)	Director

February 20, 2007	February 20, 2007

/s/ Arthur L. Money	/s/ Joseph R. Wright, Jr.	/s/ Jose A. Segrera

Arthur L. Money	Joseph R. Wright, Jr.	Jose A. Segrera
Director	Director	Director

February 20, 2007	February 20, 2007

/s/ Marvin Wheeler	/s/ Adam T. Smith

Marvin Wheeler	Adam T. Smith
Director	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preference Dividends.
23.2	Consent of PricewaterhouseCoopers, LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (filed with the signature page)